UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719

(Address of principal executive offices, including zip code)

(608) 238-8008

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2012, the shareholders of First Business Financial Services, Inc. (the “Company”) approved the First Business Financial Services, Inc. 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”).

The purpose of the 2012 Equity Incentive Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, and its subsidiaries and affiliates, by providing those persons with equity ownership opportunities and equity-based incentives, thereby better aligning the interests of such persons with those of the Company’s shareholders. The Company may issue up to a total of 245,542 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) under the 2012 Equity Incentive Plan (representing an increase of 200,000 shares over the existing shares available under the plan that had previously served as the vehicle for the Company’s equity compensation program). The 2012 Equity Incentive Plan authorizes the granting to eligible participants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent units or other equity-based awards.

The Plan will be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), or the Board, or others as designated by the Board or the Committee (the “Administrator”). In the event that the Committee is not in existence, the functions of the Committee will be exercised by the Board. All employees and directors of the Company, its subsidiaries and affiliates are eligible to be granted awards by the Administrator under the 2012 Equity Incentive Plan.

The 2012 Equity Incentive Plan is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on March 30, 2012, in connection with the Annual Meeting of shareholders held on May 14, 2012. The foregoing description of the 2012 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 14, 2012, the Company held its Annual Meeting of Shareholders to (1) elect three Class II directors to hold office until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified, (2) approve the 2012 Equity Incentive Plan and (3) ratify the selection of KPMG LLP as the Company’s independent auditor for fiscal year 2012.

At the close of business on the record date, March 14, 2012, an aggregate of 2,625,288 shares of Common Stock were issued and outstanding.

At the May 14, 2012 Annual Meeting the Company’s shareholders voted on the following:

(1)	Election of the below-named nominees to the Board of Directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Mark D. Bugher	1,558,905	5,612	487,707
Corey A. Chambas	1,556,673	7,844	487,707
John J. Harris	1,556,711	7,806	487,707

Nominees were elected with an average of 99% of shares voted cast in favor.

There were 487,707 broker non-votes for director nominees. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to the foregoing votes, the three nominees listed above were elected to serve on the Company’s Board of Directors.

(2)	Approval of the First Business Financial Services, Inc. 2012 Equity Incentive Plan.

Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
1,421,613	116,026	26,876	487,707

This matter was approved by shareholders with 91% of shares voted cast in favor of the proposal.

(3)	Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.

Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
2,038,619	8,461	5,144	0

This matter was approved by shareholders with 99% of shares voted cast in favor of the proposal.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	First Business Financial Services, Inc. 2012 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on March 30, 2012 (File No. 1-34095)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: May 15, 2012	By:	/s/ Barbara M. Conley
Barbara M. Conley Senior Vice President and General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

10.1	First Business Financial Services, Inc. 2012 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on March 30, 2012 (File No. 1-34095)).